                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 20, 1999

                              QUALCOMM INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

         0-19528                                          95-3685934
(Commission File No.)                         (IRS Employer Identification No.)

                              5775 MOREHOUSE DRIVE
                        SAN DIEGO, CALIFORNIA 92121-1714
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (858) 587-1121

ITEM 5.    OTHER EVENTS.

      On December 20, 1999, QUALCOMM Incorporated ("QUALCOMM") announced stockholder approval of an amendment to QUALCOMM's Restated Certificate of Incorporation (the "Amendment") to effect a four-for-one stock split of the outstanding shares of Common Stock (the "Stock Split") and to increase the authorized shares of Common Stock from 300,000,000 shares to 3,000,000,000 shares.

      As a result of the Stock Split, the number of shares of Common Stock reserved for issuance or subject to outstanding options granted under QUALCOMM's employee stock plans will increase by 300%. In addition, the number of shares registered by the following Registration Statements, which cover QUALCOMM's employee stock plans and certain resales of Common Stock, also increased by 300%: 33-46343, 333-26069, 33-45083, 33-78158, 33-78150, 333-32013
and 333-69457.

      The Amendment is filed as Exhibit 99.1 to this Report. The news release announcing the approval of the Amendment and the Stock Split is filed as Exhibit
99.2 to this Report.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      EXHIBITS.

                  99.1 Certificate of Amendment of Restated Certificate of Incorporation of QUALCOMM Incorporated.

                  99.2     Press release dated December 20, 1999.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  QUALCOMM INCORPORATED

Dated:  December 21, 1999         By:      /s/ Anthony S. Thornley
                                     -----------------------------------------
                                           Anthony S. Thornley
                                           Executive Vice President and
                                           Chief Financial Officer

                                INDEX TO EXHIBITS

      99.1 Certificate of Amendment of Restated Certificate of Incorporation of QUALCOMM Incorporated.

      99.2  Press release dated December 20, 1999.